                                                                   EXHIBIT 10.11

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release ("Agreement") is made as of August 31, 2002, by and between MICHAEL W. MCCORMICK ("Employee") and CALLAWAY GOLF COMPANY (the "Company"), a Delaware corporation, with respect to the following:

         A. Employee has been employed by the Company pursuant to the First Amended Executive Officer Employment Agreement effective June 1, 2002 ("Employment Agreement"). The Company has decided to terminate Employee's employment, and has so notified Employee.

         B. The Company and Employee desire to enter into this Agreement to arrange for a mutually agreeable termination of Employee's employment with the Company pursuant to the terms of the Employment Agreement, and to provide for a smooth transition between the effective date of this Agreement and the date on which Employee's employment actually terminates.

         NOW, THEREFORE, the parties agree as follows:

         1. Termination of Employment. Pursuant to Section 8(a) of the Employment Agreement, Employee's employment with the Company shall terminate, automatically and without further action by any party, on December 31, 2002. Upon the termination of his employment, Employee shall be entitled to receive such severance as provided in the Employment Agreement, on the terms and conditions as provided therein. Subject to the terms and conditions of the Employment Agreement, these benefits include:

                  (a) Severance as provided for in Section 8(a) of the Employment Agreement, which is:

                  (i) any compensation accrued and unpaid as of the date of termination; and

                  (ii) the immediate vesting of all unvested stock options held by Employee as of the date of termination.

                  (b) Special Severance as provided in Section 19 of the Employment Agreement, and subject to the provisions of Section 19, which is:

                  (i) severance payments equal to one-half of Employee's then current base salary at the same rate and on the same payment schedule as in effect at the time of termination for a period of twelve (12) months from the date of termination (i.e., through December 31, 2003); and

                  (ii) the payment of premiums owed for COBRA insurance benefits for a period of twelve (12) months from the date of termination (i.e., through December 31, 2003).

                  (c) Incentive Payments as provided for in Section 20 of the Employment Agreement, and subject to the provisions of Section 20, which are equal to one-half of Employee's then current base salary at the same rate and on the same payment schedule as in

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effect at the time of termination for a period of twelve (12) months from the date of termination (i.e., through December 31, 2003).

         2. Transition Period. Employee shall remain employed by the Company pursuant to the Employment Agreement and this Agreement through December 31, 2002 (the "Transition Period"). During the Transition Period, Employee agrees to perform such duties as may be reasonably specified by the Chief Executive Officer, Ron Drapeau. Employee shall be entitled to participate in employee benefits for which he is eligible during the Transition Period. Except as specifically requested by Mr. Drapeau or his designee, Employee is directed pursuant to Section 8(g) of the Employment Agreement to cease any and all activities on behalf of the Company and its affiliates and remain off the Company's premises during the Transition Period.

         3. Additional Severance Pursuant to This Agreement. In consideration for the release of claims as set forth in Section 5 of this Agreement, Employee's resignation as an officer and director effective August 31, 2002, as set forth in Section 6 of this Agreement, Employee's specific acknowledgement of Section 7 of this Agreement, and Employee's performance pursuant to this Agreement as a whole, Employee and the Company agree to the following:

                  (a) Forbearance. The Company shall not otherwise exercise its rights to terminate Employee's employment pursuant to the terms of the Employment Agreement prior to December 31, 2002.

                  (b) Outplacement Service. Subject to Employee's continued compliance with the terms and provisions of the Employment Agreement and this Agreement, the Company shall provide Employee with six (6) months of outplacement service with a firm selected by the Company.

                  (c) Cellular Phone. The Company agrees to give Employee the cellular phone currently in his possession. Employee agrees to change the telephone number of the cellular phone promptly. Employee agrees that the cellular phone is valued at approximately $250.00.

                  (d) Golf Clubs. The Company agrees to allow Employee to keep the golf clubs loaned or otherwise provided to him in his past capacities as an officer of the Company.

         4. Stock Options. The parties acknowledge that Employee holds certain options to purchase the Common Stock of the Company, and that those options are subject to the conditions and restrictions set forth in their respective stock option agreements, provided that, upon the approval of the Stock Option Committee (Employee Plans) of the Board of Directors of the Company, said stock option agreements for the following options shall be amended to provide that said options shall expire on May 30, 2004 in lieu of expiring one year after the termination of Employee's employment.

STOCK OPTION #         NUMBER OF SHARES         PRICE              NEW EXP.
     2191                   200,000           $ 16.6875            5/30/04
     2602                   100,000           $   13.25            5/30/04
     2674                    50,000           $ 19.6875            5/30/04
     3309                    75,000           $   16.56            5/30/04

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

The termination of Employee's employment shall not change such new expiration dates. No other extensions or other amendments have been made to any stock options granted to Employee by the Company.

         5.       Settlement and Release of Claims - General Release.

                  (a) In consideration for the additional severance set forth in Section 3 above, Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and their successors and assigns (collectively referred to herein as the "Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against the Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company, including, but not limited to, harassment, discrimination, retaliation, failure to progressively discipline Employee, termination of employment, violation of state and/or federal wage and hour laws, violations of any notice requirement, violations of the California Labor Code (including any law or regulation on timing of vacation payout), or breach of any employment agreement, together with any and all other claims Employee now has (as of the date this Agreement is signed by Employee) or may have against the Releasees through and including the Separation Date. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY AGAINST RELEASEES BASED ON STATE OR FEDERAL SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, THE FAMILY MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY. Provided, however that this Release shall not operate to waive any claim for indemnity that Employee may be permitted to assert under Delaware law or the by-laws of the Company.

                  (b) Employee also waives all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         6. Resignation as an Officer and Director; Relinquishment of Corporate Golf Club Membership.

                  (a) Effective August 31, 2002, Employee hereby agrees that he resigns as an officer and/or director of the Company, and any and all subsidiaries and affiliates of the Company, including the following:

                  Callaway Golf Company
                  Callaway Golf Sales Company

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                  Callaway Golf Shell Company
                  Callaway Golf Company Foundation
                  Callaway Golf Canada Ltd.
                  Callaway Golf Europe Ltd.
                  Callaway Golf South Pacific

Employee hereby authorizes the above entities to take whatever actions may be necessary and appropriate to implement his resignation, and agrees to cooperate in the preparation, execution and filing of appropriate paperwork and documentation.

                  (b) Employee hereby relinquishes his right to a corporate golf club membership pursuant to his Employment Agreement, and authorizes the Company and its employees to take all appropriate steps to transfer or terminate Employee's current corporate membership at Del Mar Country Club immediately. Employee agrees to cooperate fully with the Company in the transfer of this privilege.

         7.       Non-Disparagement and Cooperation.

                  (a) The Company's obligations pursuant to this Agreement, including Section 3 above, are conditioned upon Employee's continued compliance with Sections 7(b), 7(c), 7(e), 12, 13 and 17 of the Employment Agreement through December 31, 2003.

                  (b) Should any issues pertaining to matters in which Employee had knowledge or was involved during his employment arise during the period that Employee is receiving any consideration pursuant to the Employment Agreement or this Agreement, including the benefit arising from any stock option extension, Employee agrees to cooperate, in a timely manner, with the Company's reasonable requests for assistance.

         8. Substantial Cause. Employee understands that the Company retains its right to terminate this Agreement at any time for Substantial Cause. "Substantial Cause" shall mean, for purposes of this Agreement, a material breach of this Agreement or the Employment Agreement.

         9.       The Company's Proprietary Information and Inventions.

                  (a) Employee acknowledges and understands that Sections 12 and 13 of the Employment Agreement extend beyond the terms of Employee's employment with the Company. Employee agrees to comply with such terms. Employee understands that his failure to adhere to Sections 12 and 13 of the Employment Agreement shall be a material breach of this Agreement, as well as the Employment Agreement.

                  (b) Employee specifically understands and agrees that Employee shall not disclose confidential information regarding the administration of the Company's business and sales policies. Any training received by Employee from the Company's Legal Department on Company policies is subject to the attorney-client privilege and shall not be disclosed to anyone without the Company's express written permission. In the event that Employee is contacted by any person or agency with respect to the administration of any of the Company's business or sales policies, Employee agrees to immediately contact the Legal Department of Callaway Golf.

         10. No Admission of Liability. This Agreement affects the resolution and release of claims which are denied and contested, and this Agreement shall not be construed as an admission by a party of any liability of any kind to the other party.

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         11.      Governing Law. This Agreement shall be interpreted and
enforced in accordance with the internal laws of the State of California.

         12. Binding Effect. This Agreement shall be binding upon and benefit the parties hereto and their respective heirs, personal representatives, successors and assigns.

         13. Confidential Settlement. Except as required by law or as otherwise disclosed by the Company, Employee agrees not to disclose the terms and conditions of this Agreement to any third party except Employee's spouse, attorney, accountant and financial advisor.

         14. Return of Company Property. Except as provided in this Agreement, Employee represents that he has returned all Company property.

         15. Knowing and Voluntary Agreement. Employee has carefully read and fully understands all of the provisions of this Agreement. Employee knowingly and voluntarily agrees to all the terms in this Agreement. Employee knowingly and voluntarily intends to be legally bound by this Agreement.

         16. Separate Terms. Each term, condition, covenant or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

         17.      IRREVOCABLE ARBITRATION OF DISPUTES.

                  (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

                  (b) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION FROM BEING RENDERED INEFFECTIVE.

                  (c) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

                  (d) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES,

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

OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

                  (e) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(S). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

                  (f) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY ONLY TO THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE. HOWEVER, AT A MINIMUM, EACH PARTY WILL BE ENTITLED TO AT LEAST ONE DEPOSITION AND SHALL HAVE ACCESS TO ESSENTIAL DOCUMENTS AND WITNESSES AS DETERMINED BY THE ARBITRATOR.

                  (g) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE AGREEMENT, AND SHALL BE BINDING UPON THE PARTIES.

THE PARTIES HAVE READ SECTION 17 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

                  ______ (EMPLOYEE)          ______ (COMPANY)

         18. Advice of Counsel. The Company advises Employee to discuss this Agreement with an attorney before executing it, and Employee acknowledges that Employee has been advised by David J. Strauss of Strauss and Asher. Employee further acknowledges that the Company will provide Employee five (5) days within which to review and consider this Agreement before signing it. Should Employee decide not to use the full five (5) days, then Employee knowingly and voluntarily waives any claims that Employee was not given that period of time or did not use the entire five (5) days to consult an attorney or consider this Agreement.

         19. Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended, except by written agreement signed by all parties. This Agreement and the Employment Agreement shall be deemed to be consistent with each other, and this Agreement shall be deemed to be "another instrument in writing executed by the parties," pursuant to Section 16 of the Employment Agreement.

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

         20. Counterparts. This Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below, to be effective as of the date first written above.

EMPLOYEE                                     COMPANY
                                             CALLAWAY GOLF COMPANY,
                                             a Delaware Corporation

/s/ Michael W. McCormick                         /s/ Steven C. McCracken
_____________________________________        By:________________________________
Michael W. McCormick                         Steven C. McCracken
                                             Senior Executive Vice President,
                                             Chief Legal Officer

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